UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported): May 21, 2009

SRI/SURGICAL EXPRESS, INC.

(Exact Name of Registrant as specified in its Charter)

Florida	000-20997	59-3252632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12425 Racetrack Road

Tampa, Florida 33626

(Address of Principal Executive Offices)

(813) 891-9550

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2009, the Board of Directors (the “Board”) of SRI/Surgical Express, Inc. (the “Company”) approved, subject to shareholder approval, the Company’s 2009 Stock Compensation Plan (the “2009 Stock Compensation Plan”). On May 21, 2009, the Company’s shareholders approved the adoption of the 2009 Stock Compensation Plan at the Company’s annual meeting of shareholders.

The 2009 Stock Compensation Plan provides for the granting of incentive stock options, nonqualified stock options, and shares of restricted stock with respect to 600,000 shares of the Company’s common stock.

The 2009 Stock Compensation Plan will be administered by an Administrative Committee (the “Administrative Committee”). The Board is currently acting as the Administrative Committee, but the Board may choose to delegate administration to a committee of two or more directors. Grants to executive officers require a prior approval or recommendation of the Compensation Committee of the Board. The Board must always act as the Administrative Committee with respect to all grants to non-employee directors and may not delegate this function to a committee. The Administrative Committee will determine the terms of each stock option, including the exercise price, exercisability, and the number of shares for each option granted to participants in the 2009 Stock Compensation Plan. The Administrative Committee will also determine the terms of each restricted stock grant, including the restriction period, the conditions for removal of restrictions, and the number of shares granted to each participant.

Non-employee directors and full-time, salaried employees of the Company are eligible to be designated to participate in the 2009 Stock Compensation Plan. Options granted to employees may be incentive stock options or nonqualified stock options, but options granted to non-employee directors may only be nonqualified stock options. Any participant in the 2009 Stock Compensation Plan may receive more than one grant. The Administrative Committee selects the recipients of options or restricted stock. When making grants, the Administrative Committee considers the participant’s duties and responsibilities, the value of his or her services, his or her potential contribution to the Company’s success, the anticipated number of years of future service, and other relevant factors.

Stock options and shares of restricted stock granted pursuant to the 2009 Stock Compensation Plan will become fully vested if certain Change in Control (as such term is defined in the 2009 Stock Compensation Plan) transactions occur. If a Change in Control occurs, the Administrative Committee may elect to cancel participants’ options and pay participants holding options the difference between the exercise price and the fair market value of the shares issuable on exercise of their stock options.

Unless earlier terminated by the Board, the 2009 Stock Compensation Plan will terminate on March 27, 2019.

The foregoing summary of the 2009 Stock Compensation Plan is qualified in its entirety by reference to the text of the 2009 Stock Compensation Plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

10.1	SRI/Surgical Express, Inc. 2009 Stock Compensation Plan

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRI/SURGICAL EXPRESS, INC. (Registrant)

Dated: May 28, 2009	By:	/s/ Gerald Woodard
Gerald Woodard Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	SRI/Surgical Express, Inc. 2009 Stock Compensation Plan